Exhibit 6

AMENDED JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Catalyst Bancorp, Inc. This Amended Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Stilwell Activist Fund, L.P.

By:	/s/ Megan Parisi
Megan Parisi, Member of Stilwell Value LLC, its General Partner
Date:	08/27/2026

Stilwell Activist Investments, L.P.

By:	/s/ Megan Parisi
Megan Parisi, Member of Stilwell Value LLC, its General Partner
Date:	08/27/2026

STILWELL PARTNERS L P

By:	/s/ Megan Parisi
Megan Parisi, Member of Stilwell Value LLC, its General Partner
Date:	08/27/2026

Stilwell Value LLC

By:	/s/ Megan Parisi
Megan Parisi, Member
Date:	08/27/2026

STILWELL JOSEPH

By:	/s/ Joseph Stilwell
Joseph Stilwell*
Date:	08/27/2026

Megan Parisi

By:	/s/ Megan Parisi
*Megan Parisi, Attorney-in-Fact
Date:	08/27/2026

Mark D. Alcott

By:	/s/ Mark D. Alcott
Date:	08/27/2026